Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266885
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 15, 2022)

$250,000,000

URBAN EDGE PROPERTIES

Common Shares

We have entered into an equity distribution agreement dated August 15, 2022, with Wells Fargo Securities, LLC, BTIG, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities, Inc. (and, as applicable, their respective affiliates), pursuant to which we may from time to time offer and sell our common shares having an aggregate offering price of up to $250,000,000. We refer to these entities, when acting in their capacity as sales agents, individually as an “agent” and collectively as “agents.” The equity distribution agreement provides that, in addition to the issuance and sale of common shares by us through an agent acting as a sales agent or directly to the agent acting as principal for its own account at a price agreed upon at the time of sale, we also may enter into forward sale agreements, between us and each of Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Jefferies LLC, Morgan Stanley & Co. LLC, The Toronto-Dominion Bank and Truist Bank, or their respective affiliates, which we refer to, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers,” each of which is also a party to the equity distribution agreement. We refer to Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities, Inc., when acting as agents for forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” In connection with entering into the equity distribution agreement, we terminated the equity distribution agreements we entered into with certain of the same parties in connection with a prior at-the-market offering program established in June 2021.
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange, or by any other method permitted by law, including privately negotiated transactions, which may include block trades. The agents are not required, individually or collectively, to sell any specific number of shares or dollar amount of our common shares, but each agent will use commercially reasonable efforts consistent with its normal trading and sales practices, subject to the terms of the equity distribution agreement, to sell our common shares in its capacity as sales agent. If we sell shares to an agent as principal, we will enter into a separate terms agreement with the applicable agent, in which case we will describe this agreement in a separate prospectus supplement to the extent required to update the information provided herein.

Under the terms of the equity distribution agreement, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward purchaser or its affiliate. In connection with each particular forward sale agreement, the applicable forward purchaser will use commercially reasonable efforts to borrow from third parties and, through the applicable forward seller, sell a number of our common shares equal to the number of shares underlying the particular forward sale agreement.

We will not initially receive any proceeds from the sale of borrowed common shares by a forward seller. We expect to fully physically settle each particular forward sale agreement with the applicable forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds from the issuance of shares, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver common shares (in the case of net share settlement).

Each agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as agent under the equity distribution agreement. In connection with each forward sale, we will pay the applicable forward purchaser, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the sales price of all borrowed common shares sold by it as a forward purchaser. Each of the agents, the forward sellers and/or the forward purchasers may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agents or to the forward purchasers in the form of a reduced initial forward sale price under the related forward sale agreements with the related forward purchaser may be deemed to be underwriting discounts or commissions.

Our declaration of trust contains restrictions on the ownership and transfer of our shares that are intended to assist us in maintaining our qualification as real estate investment trust (“REIT”). For more information, see “Description of Shares of Beneficial Interest of Urban Edge Properties – Restrictions on Ownership and Transfer of UE Shares” in the accompanying prospectus.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “UE.” The last reported sale price of our common shares on the NYSE on August 12, 2022 was $16.90 per share.

Investing in our common shares involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BTIG	Goldman Sachs & Co. LLC	J.P. Morgan
Jefferies	Morgan Stanley	TD Securities	Truist Securities

The date of this prospectus supplement is August 15, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may authorize to be delivered to you. We have not, and the agents, the forward sellers and the forward purchasers have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the agents, the forward sellers and the forward purchasers are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale from time to time of our common shares pursuant to the equity distribution agreement and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about the securities we may offer from time to time, some of which does not apply to the common shares we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to:

•“we”, “us”, “our” or “our company” refer to Urban Edge Properties, a Maryland real estate investment trust, together with its consolidated subsidiaries, including Urban Edge Properties LP, a Delaware limited partnership, of which Urban Edge Properties is the sole general partner; and

•“our operating partnership” or “the Operating Partnership” refer to Urban Edge Properties LP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or other similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed below. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause our actual results to differ materially from those presented in our forward-looking statements:

•the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic and related COVID-19 variants, including its impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases;

•the loss or bankruptcy of major tenants;

•the ability and willingness of our tenants to renew their leases with us upon expiration and our ability to re-lease our properties on the same or better terms, or at all, in the event of nonrenewal or in the event we exercise our right to replace an existing tenant;

•the impact of e-commerce on our tenants’ business;

•macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as potential volatility in our share price;

•our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments;

•changes in general economic conditions or economic conditions in the markets in which we compete, and their effect on our revenues, earnings and funding sources, and on those of our tenants;

•increases in our borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023;

•our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow funds under our existing credit facility as a result of covenants relating to our financial results;

•potentially higher costs associated with our development, redevelopment and anchor repositioning projects, and our ability to lease the properties at projected rates;

•our liability for environmental matters;
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•damage to our properties from catastrophic weather and other natural events, and the physical effects of climate change;

•our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

•information technology security breaches;
•the loss of key executives;

•the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts; and

•other risks and uncertainties detailed in the section entitled “Risk Factors”.

All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference in this prospectus supplement are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this prospectus supplement or in the documents incorporated by reference in this prospectus supplement may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus supplement, such information should not be regarded as a representation by us or by any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

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SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors”, as well as the documents incorporated by reference herein and therein, before making an investment decision.

Our Company

Overview

Urban Edge Properties is a Maryland real estate investment trust that manages, develops, redevelops, and acquires retail real estate, primarily in the Washington, D.C. to Boston corridor. As of June 30, 2022, our portfolio consisted of 69 shopping centers, five malls and two industrial parks totaling approximately 17.2 million square feet.

The Operating Partnership is the entity through which we conduct substantially all of our business and own, either directly or through subsidiaries, substantially all of our assets. As the Operating Partnership’s sole general partner, we have exclusive control of its day-to-day management. As of June 30, 2022, we owned an approximate 95.8% ownership interest in the Operating Partnership.

Urban Edge Properties was incorporated in the State of Maryland in June 2014, and has elected to be treated as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2015. The Operating Partnership was formed in the State of Delaware in July 2014.

Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 956-2556. We maintain a website at www.uedge.com. Information contained or otherwise accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Urban Edge Properties
Common shares offered by us	Up to $250,000,000 aggregate offering price
Use of proceeds	We will contribute the net proceeds (i) from issuances and sales of common shares through the agents, and (ii) if any, upon the settlement of any forward sale agreements pursuant to this prospectus supplement and the accompanying prospectus to the Operating Partnership in exchange for common units of partnership interest (“OP units”). The Operating Partnership intends to use the net proceeds to fund future acquisitions and development and redevelopment activities, and for general corporate purposes, which may include repaying debt. See “Use of Proceeds”.
Risk factors	Investing in our common shares involves risks. Before you invest in our common shares, you should carefully read the “Risk Factors” beginning on page S-4 of this prospectus supplement and those described in our most recent Annual Report on Form 10-K, as well as any other information incorporated by reference into this prospectus supplement and the accompanying prospectus.
Accounting Treatment of Forward Sales	In the event that we enter into any forward sale agreements, we expect that before the issuance of common shares, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common shares is above the applicable adjusted forward sale price under that particular forward sale agreement, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery by us of common shares would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
Certain U.S. Federal Income Tax Considerations	For a description of certain U.S. federal income tax considerations relevant to an investment in our common shares, see “Certain United States Federal Income Tax Considerations” in the accompanying prospectus.
New York Stock Exchange symbol	UE
Restrictions on Ownership
Our declaration of trust contains restrictions on the ownership and transfer of our shares that are intended to assist us in maintaining our qualification as a REIT. Specifically, without the approval of our board of trustees, no person or persons acting as a group may own more than 9.8% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series. For more information, see “Description of Shares of Beneficial Interest of Urban Edge Properties – Restrictions on Ownership and Transfer of UE Shares” in the accompanying prospectus.

RISK FACTORS

Investing in our common shares involves a significant degree of risk. Before you decide to purchase any of our common shares, you should carefully consider the following risk factors, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should be aware that such risks and uncertainties are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations. The trading price of our common shares could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to Our Common Shares

You may experience significant dilution as a result of this offering and additional issuances of our securities, which could harm the market price of our common shares.

Our declaration of trust permits our board of trustees to authorize, without shareholder approval, the issuance of additional common shares or preferred shares or securities convertible or exchangeable into equity securities. We may, from time to time and at any time, seek to offer and sell common shares or preferred shares or other securities, including sales of common shares in this offering through the agents and forward sellers or to forward purchasers, based on market conditions and other factors that may be beyond our control.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of common shares in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common shares or preferred shares, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

Future offerings of debt, which would be senior to our common shares upon liquidation, or preferred equity securities that may be senior to our common shares for purposes of distributions or upon liquidation, may adversely affect the market price of our common shares.

In the future, we may issue debt or preferred equity securities. Additionally, as of June 30, 2022, we had approximately $1.7 billion of outstanding indebtedness incurred by our subsidiaries that is secured by our properties. Upon liquidation, holders of our debt securities and preferred equity securities, and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common shares. Additional equity offerings, including offerings of convertible preferred shares, may dilute the holdings of our existing shareholders or otherwise reduce the market price of our common shares, or both. Holders of our common shares are not entitled to preemptive rights or other protections against dilution. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make distributions to holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common shares and diluting their share holdings in us.

The market price and trading volume of our common shares may be volatile.

The market price and trading volume of our common shares depend on various factors that may be unrelated to our operating performance or prospects. We cannot assure you that the market prices of our common shares will not fluctuate or decline significantly in the future.

A number of factors could negatively affect, or result in fluctuations in, the price or trading volume of our common shares, including:

•actual or anticipated changes in our operating results and changes in expectations of future financial performance;

•the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic;
•our operating performance and the performance of other similar companies;

•changes in the real estate industry, and in the retail industry, including growth in e-commerce, catalog companies and direct consumer sales;

•our strategic decisions, such as acquisitions, dispositions, spin-offs, joint ventures, strategic investments or changes in business strategy;

•equity issuances or buybacks by us or the perception that such issuances or buybacks may occur or adverse reaction market reaction to any indebtedness we incur;

•increases in market interest rates;

•decreases in our distributions to shareholders;

•changes in real estate valuations or market valuations of similar companies;

•additions or departures of key management personnel;

•publication of research reports about us or our industry by securities analysts, or negative speculation in the press or investment community;

•the passage of legislation or other regulatory developments that adversely affect us, our tax status, or our industry;

•changes in accounting principles;

•our failure to satisfy the listing requirements of the NYSE;

•our failure to comply with the requirements of the Sarbanes‑Oxley Act;

•our failure to maintain our qualification as a REIT; and

•general market conditions, including factors unrelated to our performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flow, financial condition and results of operations.

Risks Related to Forward Sale Agreements

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the applicable forward purchaser will have the right to accelerate such forward sale agreement and require us to settle on a date specified by such forward purchaser if:

•the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of common shares equal to the number of common shares underlying that particular forward sale agreement or that, with respect to borrowing such number of common shares, it would incur a cost that is greater than the initial share borrow cost specified in that particular forward sale agreement, subject to a prior notice requirement;

•a termination event occurs as a result of us declaring a dividend or distribution on our common shares with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; or

•certain other events of default, termination events or other specified ISDA events occur or are publicly announced, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a merger event, a tender offer, a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that each forward sale agreement will settle no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of common shares, unless we elect to cash settle or net share settle a particular forward sale agreement. Delivery of common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of common shares in secondary market transactions over an unwind period to:

•return the number of common shares to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of our common shares in connection with the applicable forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of our common shares to increase over such time (or prevent or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of any forward sale agreement or increasing the number of common shares we would deliver to the applicable forward purchaser (or decreasing the number of common shares that the applicable forward purchaser would deliver to us) upon a net share settlement of the applicable forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates, by amounts related to expected dividends on shares of our common stock during the term of a particular forward sale agreement. If the overnight bank funding rate is less than, or greater than, the spread on any day, the interest factor will result in a reduction, or an increase, respectively, of the forward sale price for such day. If the weighted average price for our common shares specified in a particular forward sale agreement for any applicable unwind period under such forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If such weighted average price for any applicable unwind period under such forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of common shares having a value equal to the difference. See “Plan of Distribution — Sales through Forward Sellers” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, or any other bankruptcy proceeding commences with respect to us, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any common shares not previously delivered, and the forward purchasers would be discharged from their obligation to pay the applicable forward sale price per share in respect of any common shares not previously settled. Therefore, to the extent that there are any common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of or consent to any such bankruptcy or insolvency proceedings or the presentation of any such petition, we would not receive the applicable forward sale price per share in respect of those shares.

There is uncertainty in the U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement and its impact on our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the relevant forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code, and as a result, the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. See

“Certain United States Federal Income Tax Considerations – Classification and Taxation of Urban Edge Properties as a REIT” in the accompanying prospectus. Therefore, we may only elect to cash settle a forward sale agreement if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income. In the event we are not able to make such a determination, we may be precluded from electing to cash settle a forward agreement even if the cash settlement may be the optimal business decision.

USE OF PROCEEDS

We will contribute the net proceeds (i) from issuances and sales of common shares through the agents, and (ii) if any, upon the settlement of any forward sale agreements pursuant to this prospectus supplement and the accompanying prospectus to the Operating Partnership in exchange for OP units. The Operating Partnership intends to use the net proceeds to fund future acquisitions and development and redevelopment activities, and for general corporate purposes, which may include repaying debt. Pending application of the net proceeds, we may invest the net proceeds in short-term income-producing investments.

We will not initially receive any proceeds from the sale of common shares by the forward sellers or their affiliates. We expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of common shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. The forward sale price that we expect to receive upon physical settlement of the particular forward sale agreement will be equal to the sales price of all borrowed common shares sold by the applicable forward purchaser during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0%, subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, and will be decreased based on amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the specified daily rate is less than, or greater than, the spread on any day, the interest factor will result in a reduction, or an increase, respectively, of the applicable forward sale price for such day relative to the forward sale price on the previous day.

If we elect to cash settle all or a portion of any particular forward sale agreement, we will not receive any proceeds from the sale of our common shares related to such election, and we may not receive any net proceeds (or may owe cash to the applicable forward purchaser). If we elect to net share settle all or a portion of any particular forward sale agreement in full, we will not receive any proceeds from the applicable forward purchaser (and may owe common shares to the applicable forward purchaser).

Before any issuance of common shares upon physical settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of such forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with each of the agents, the forward sellers and the forward purchasers, under which we may offer and sell up to $250,000,000 aggregate offering price of our common shares from time to time through, at our discretion, any of the agents and, as applicable, the forward sellers and the forward purchasers. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market marker other than on an exchange, or by any other method permitted by law, including privately negotiated transactions, which may include block trades. As our sales agents, the agents will not engage in any prohibited stabilizing transactions.

Under the terms of the equity distribution agreement, we also may sell common shares to any of the agents as principal for its own account at a price agreed upon at the time of sale. If we sell common shares to an agent as principal, we will enter into a separate terms agreement with the applicable agent and we will describe such agreement in a separate prospectus supplement to the extent required to update the information provided herein.

In addition to the issuance and sale of common shares by us through the agents, the equity distribution agreement also provides that we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward purchaser. In connection with each particular forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant forward seller, sell a number of our common shares equal to the number of common shares underlying the particular forward sale agreement.

The relevant agent or forward seller, as applicable, will provide written confirmation to us, and in the case of the forward seller, to the forward purchaser, no later than the opening of the trading day on the NYSE on the day following the trading day in which common shares were sold under the equity distribution agreement. For shares sold by an agent, each confirmation will include the number of shares sold on such day, the net proceeds to us and the compensation payable by us to the agent in connection with the sales. For shares sold by a forward seller, each confirmation will include the number of shares sold on such day, the compensation payable by us to the forward seller in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, and the volume-weighted average of the price shares sold on such day.

The offering of our common shares under the equity distribution agreement will terminate upon the earliest of (i) the sale of $250,000,000 aggregate offering price of our common shares pursuant to this offering, (ii) the termination by the agents upon the occurrence of one or more specified events set forth in the equity distribution agreement and (iii) the termination of the equity distribution agreement by us or by the parties thereto by mutual agreement. Any agent, forward seller or forward purchaser may also terminate the equity distribution agreement, but only with respect to itself.

We estimate that the total expenses for the offering, excluding compensation payable to the agents and/or the forward sellers, as applicable, under the terms of the equity distribution agreement, will be approximately $250,000.

In connection with the sale of our common shares, each of the agents, forward purchasers and/or forward sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agents or the forward sellers in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser may be deemed to be underwriting commissions or discounts. We have determined that our common shares are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under the Exchange Act. If the agents have, or we have, reason to believe that the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common shares under the equity distribution agreement will be suspended until that or other exceptive provisions have been satisfied in the judgment of the agents and us.

Sales Through Agents

Upon its acceptance of a placement notice from us, each agent, if acting as agent, will use commercially reasonable efforts consistent with its normal sales and trading practices to sell common shares under the terms and subject to the conditions set forth in the equity distribution agreement and such placement notice. The placement notice that we deliver will set forth the maximum number of common shares to be issued, the time period during which sales are requested to be made, the commission rate payable to the agent, any limitation on the number of common shares that may be sold in any one day and any minimum price per share below which sales may not be made. Our common shares sold pursuant to the equity distribution agreement will be sold through only one agent on any given day. We or any agent that is selling pursuant to a placement notice may suspend the sale of our common shares upon proper notice and subject to other conditions.

We will pay each agent commissions for its services in acting as agent and/or principal in the sale of our common shares. Each agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of all common shares sold through it as agent from time to time under the equity distribution agreement.

We also may sell some or the entire $250,000,000 aggregate offering price of our common shares to an agent as principal for its own account at a price agreed upon at the time of sale.

Settlement for sales of common shares generally will occur on the second trading day following the date on which any sales are made, unless some other date is agreed upon by us and the applicable agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales Through Forward Sellers

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any of the forward sellers and the relevant forward purchaser. Upon mutual acceptance of a placement notice requesting that the forward seller execute sales of borrowed common shares in connection with one or more forward sale agreements, and subject to the terms and conditions of the equity distribution agreement and the relevant forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant common shares on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. No forward purchaser is obligated to enter into a forward sale agreement with us unless it and the relevant forward seller each agrees to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the equity distribution agreement (as such instructions may be modified upon mutual consent of such forward purchaser, forward seller and us). We or the relevant forward purchaser may immediately suspend the offering of common shares at any time during the forward hedge selling period upon proper notice to the other party.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed common shares, as well as the settlement between the relevant forward seller and buyers of such common shares in the market, will generally occur on the second trading day following the date any sales are made. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of our common shares is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, we will pay the relevant forward purchaser, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of sales prices of all borrowed common shares sold by it as a forward purchaser. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be determined by us in our sole discretion and specified in the relevant placement notice.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed common shares were sold pursuant to the equity distribution agreement by the relevant forward seller, subject to adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and will be decreased by amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the overnight bank funding rate is less than, or greater than, the spread on any day, the interest factor will result in a reduction, or an increase, respectively, of the forward sale price for such day.

Before settlement of a particular forward sale agreement, we expect that the common shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common shares is above the applicable forward sale price.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement by delivering common shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of common shares underlying a particular forward sale agreement.

If we elect to physically settle all or a portion of any forward sale agreement by issuing and delivering common shares, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of common shares underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common shares on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of common shares underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases common shares during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of common shares underlying that particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of common shares having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase common shares in secondary market transactions for delivery to third-party stock lenders in order to close out the forward purchaser’s hedge position in respect of the particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of common shares in connection with the relevant forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of our common shares to increase over time (or prevent or reduce the amount of a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of common shares that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of common shares that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors — Risks Related to Forward Sale Agreements.”

A forward purchaser will have the right to accelerate the particular forward sale agreement (with respect to all or any portion of the transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the relevant forward purchaser if (1) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (2) the relevant forward purchaser determines that it is unable after using commercially reasonable efforts, to continue to borrow a number of common shares equal to the number of common shares underlying the particular forward sale agreement or that, with respect to borrowing such number of common shares, it would incur a cost that is greater than the share borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (3) a termination event occurs as a result of us declaring a dividend or distribution on our common shares with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (4) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; or (5) certain other events of default, termination events or other specified ISDA events occur or are publicly announced, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a merger event, a tender offer, a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).

The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any common shares or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors — Risks Related to Forward Sale Agreements.”

The agents, forward sellers and forward purchasers, and/or their respective affiliates, are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the agents, forward sellers and forward purchasers, and/or their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the agents, forward sellers and forward purchasers, and/or their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The agents, forward sellers and forward purchasers, and/or their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

An affiliate of Wells Fargo Securities, LLC is an administrative agent, fronting bank and swingline lender under our $800 million revolving credit agreement, and affiliates of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Truist Securities, Inc. are lenders under the same agreement. As such, affiliates of these agents may receive a portion of the net proceeds from this offering if and to the extent any proceeds are used to repay outstanding borrowings under our credit agreement.

Listing on the New York Stock Exchange

Our common shares are listed on the NYSE under the symbol “UE”.

Indemnity

We have agreed to indemnify the several agents, forward sellers and forward purchasers against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents, forward sellers or forward purchasers may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. In addition, certain legal matters will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters will be passed upon for the agents by Vinson & Elkins L.L.P., Washington, DC. The forward sellers and forward purchasers have been represented by O’Melveny & Myers LLP, New York, New York.

EXPERTS

The financial statements of Urban Edge Properties and Urban Edge Properties LP as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement and the accompanying prospectus by reference to Urban Edge Properties’ and Urban Edge Properties LP’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Urban Edge Properties’ and Urban Edge Properties LP’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•Annual Report on Form 10-K of Urban Edge Properties and Urban Edge Properties LP for the year ended December 31, 2021 filed with the SEC on February 16, 2022 (the “2021 10-K”);

•The information specifically incorporated by reference into the 2021 10-K from the Definitive Proxy Statement on Schedule 14A of Urban Edge Properties filed with the SEC on March 25, 2022;

•Quarterly Reports on Form 10-Q of Urban Edge Properties and Urban Edge Properties LP for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 3, 2022, respectively;

•Current Reports on Form 8-K of Urban Edge Properties filed with the SEC on March 2, 2022, May 5, 2022 and August 9, 2022; and

•the description of our common shares included in our Registration Statement on Form 10 filed with the SEC on June 26, 2014 under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to the Annual Report on Form 10-K of Urban Edge Properties and Urban Edge Properties LP for the year ended December 31, 2021 filed with the SEC on February 16, 2022 (including any further additional amendment or report filed for the purpose of updating such description).

In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our secretary, in writing, at 888 Seventh Avenue, New York, New York 10019, or by telephone at (212) 956‑2556. Alternatively, copies of these documents may be available on our website www.uedge.com. Any other documents contained or otherwise accessible through our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

URBAN EDGE PROPERTIES
Debt Securities
Common Shares
Preferred Shares
Depositary Shares

URBAN EDGE PROPERTIES LP
Debt Securities
Guarantees
Urban Edge Properties from time to time may offer to sell debt securities, common shares, preferred shares and depositary shares. The debt securities of Urban Edge Properties may be convertible into common or preferred shares of Urban Edge Properties and the payment of principal premium, if any, and interest on the debt securities may be fully and unconditionally guaranteed by Urban Edge Properties LP. The preferred shares may either be sold separately or represented by depositary shares. Urban Edge Properties LP from time to time may offer to sell debt securities. The debt securities of Urban Edge Properties LP may be exchangeable for common or preferred shares of Urban Edge Properties, and the preferred shares of Urban Edge Properties may be convertible into common shares or into preferred shares of another class or series. Selling security holders may from time to time offer to sell debt securities, common shares, preferred shares and depositary shares of Urban Edge Properties under this prospectus.
Urban Edge Properties, Urban Edge Properties LP or selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The amount, price and specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Common shares of Urban Edge Properties are listed on the New York Stock Exchange (the “NYSE”) under the symbol “UE.” On August 12, 2022, the last reported sale price of common shares of Urban Edge Properties on the NYSE was $16.90. Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.
Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 1 and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 15, 2022.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.
TABLE OF CONTENTS

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements,” before making an investment decision. These risks are not the only ones facing us. New risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

AVAILABLE INFORMATION

Urban Edge Properties and Urban Edge Properties LP are currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC filings of Urban Edge Properties and Urban Edge Properties LP are also available free of charge at www.uedge.com. Information contained on this website is not a part of this prospectus and is not incorporated in this prospectus by reference. Information may also be obtained from us at Urban Edge Properties, 888 Seventh Avenue, New York, New York 10019, or by telephone at (212) 956‑2556.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1) The Annual Report on Form 10-K of Urban Edge Properties and Urban Edge Properties LP for the fiscal year ended December 31, 2021, filed with the SEC on February 16, 2022 (the “2021 10-K”);
(2) The Quarterly Reports on Form 10-Q of Urban Edge Properties and Urban Edge Properties LP for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 3, 2022, respectively;
(3) The Current Reports on Form 8-K of Urban Edge Properties filed with the SEC on March 2, 2022 and May 5, 2022, and the Current Report on Form 8-K of Urban Edge Properties and Urban Edge Properties LP filed with the SEC on August 9, 2022;
(4) The information specifically incorporated by reference into the 2021 Form 10-K from the Definitive Proxy Statement on Schedule 14A of Urban Edge Properties filed on March 25, 2022;

(5) The description of the common shares of Urban Edge Properties included in the Registration Statement of Urban Edge Properties on Form 10 filed with the SEC on June 26, 2014 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Annual Report on Form 10-K of Urban Edge Properties and Urban Edge Properties LP for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021; and
(6) All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our secretary, in writing at 888 Seventh Avenue, New York, New York 10019, or by telephone at (212) 956‑2556. Alternatively, copies of these documents may be available on our website (www.uedge.com). Any other documents available on our website are not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein or incorporated herein by reference constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise. Unless the context otherwise requires or as otherwise specified, references in this prospectus to “UE,” “we,” “us” or “our” refer to Urban Edge Properties and its subsidiaries, including Urban Edge Properties LP, except where we make clear that we mean only the parent company, Urban Edge Properties. In addition, we sometimes refer to Urban Edge Properties LP as the “Operating Partnership.”
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of the applicable forward-looking statement.

URBAN EDGE PROPERTIES AND URBAN EDGE PROPERTIES LP

Urban Edge Properties (“UE”) is a Maryland real estate investment trust that manages, develops, redevelops, and acquires retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge Properties LP (“UELP”) is a Delaware limited partnership formed to serve as UE’s majority-owned partnership subsidiary and to own, through affiliates, all of our real estate properties and other assets. As of June 30, 2022, our portfolio consisted of 69 shopping centers, five malls and two industrial parks totaling approximately 17.2 million square feet.
Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 956-2556.

USE OF PROCEEDS

Urban Edge Properties is required by the terms of the partnership agreement of Urban Edge Properties LP to contribute the net proceeds of any sale of common shares or preferred shares (including preferred shares represented by depositary shares) to Urban Edge Properties LP in exchange for additional common units or preferred units, as the case may be. If Urban Edge Properties issues any debt securities, it may lend those proceeds to Urban Edge Properties LP. As will be more fully described in the applicable prospectus supplement, Urban Edge Properties and Urban Edge Properties LP intend to use the net proceeds from the sale of securities for general trust or partnership purposes or other uses. These other uses may include, among others, the acquisition, development, redevelopment or improvement of properties, full or partial repayment of debt, capital expenditures, and working capital. Pending the application of any net proceeds, we may invest the net proceeds in short-term income-producing investments.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES OF
URBAN EDGE PROPERTIES AND URBAN EDGE PROPERTIES LP

Please note that in this section entitled “Description of Debt Securities of Urban Edge Properties and Urban Edge Properties LP” references to “the issuer,” “we,” “our” and “us” refer either to Urban Edge Properties or Urban Edge Properties LP, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those persons who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those persons who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Debt Securities May Be Senior or Subordinated
Urban Edge Properties and Urban Edge Properties LP may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Urban Edge Properties, Urban Edge Properties LP or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Urban Edge Properties or Urban Edge Properties LP, as the case may be.
Neither any limited or general partner of Urban Edge Properties LP, including Urban Edge Properties, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Urban Edge Properties LP or of any successor of any limited or general partner of Urban Edge Properties LP has any obligation for payment of debt securities or for any of Urban Edge Properties’ and Urban Edge Properties LP’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities.
The senior debt securities of Urban Edge Properties and the senior debt securities of Urban Edge Properties LP will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of Urban Edge Properties’ or Urban Edge Properties LP’s, as the case may be, other senior unsecured and unsubordinated debt.
The subordinated debt securities of Urban Edge Properties and the subordinated debt securities of Urban Edge Properties LP will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Urban Edge Properties’ and Urban Edge Properties LP’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of Urban Edge Properties’ or Urban Edge Properties LP’s, as the case may be, most recent fiscal quarter. None of the indentures limit Urban Edge Properties’ or Urban Edge Properties LP’s right to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.
Urban Edge Properties’ senior indebtedness will be structurally subordinate to the indebtedness of Urban Edge Properties LP, and will be structurally subordinate to the indebtedness of the subsidiaries of Urban Edge Properties LP. Urban Edge Properties LP’s senior indebtedness is, and any additional senior indebtedness of Urban Edge Properties will be, structurally subordinate to the indebtedness of Urban Edge Properties LP’s subsidiaries and will be structurally senior to any indebtedness of Urban Edge Properties. See “-Urban Edge Properties’ and Urban Edge Properties LP’s Debt Securities Are Structurally Subordinated to Indebtedness of Urban Edge Properties’ and Urban Edge Properties’ Subsidiaries” below.
When we refer to “senior debt securities” in this prospectus, we mean both the senior debt securities of Urban Edge Properties and the senior debt securities of Urban Edge Properties LP unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean both the subordinated debt securities of Urban Edge Properties and the subordinated debt securities of Urban Edge Properties LP, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Urban Edge Properties LP
The senior debt securities and the subordinated debt securities of Urban Edge Properties LP will each be governed by a document called an indenture - the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Urban Edge Properties LP and a trustee to be determined. These indentures governing the debt securities of Urban Edge Properties LP are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
The trustee under each indenture has two main roles:
•First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “- Default, Remedies and Waiver of Default.”
•Second, the trustee performs administrative duties for us, such as sending interest payments and notices.
When we refer to the indenture or the trustee with respect to any debt securities of Urban Edge Properties LP, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
The Senior Debt Indenture and the Subordinated Debt Indenture of Urban Edge Properties
The senior debt securities and the subordinated debt securities of Urban Edge Properties will each be governed by a document called an indenture - the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Urban Edge Properties as the issuer of the debt securities and a trustee to be determined. These indentures governing the debt securities of Urban Edge Properties are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
Urban Edge Properties LP may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Urban Edge Properties. See “Description of Urban Edge Properties LP Guarantee” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.
The trustee under each indenture has two main roles:
•First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “- Default, Remedies and Waiver of Default.”
•Second, the trustee performs administrative duties for us, such as sending interest payments and notices.
When we refer to the indenture or the trustee with respect to any debt securities of Urban Edge Properties, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities under a debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, that description may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.
Amounts That We May Issue
None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either Urban Edge Properties’ or Urban Edge Properties LP’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Urban Edge Properties nor Urban Edge Properties LP are subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Urban Edge Properties’ and Urban Edge Properties LP’s Debt Securities Are Structurally Subordinate to Indebtedness of Urban Edge Properties LP and Urban Edge Properties LP’s Subsidiaries
Urban Edge Properties’ indebtedness is structurally subordinate to debt of Urban Edge Properties LP. In addition, because Urban Edge Properties’ assets consist principally of interests in Urban Edge Properties LP and because Urban Edge Properties LP’s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.
This Section Is Only a Summary
This section and your prospectus supplement summarize all of the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. Please see “Available Information” to find out how you can obtain a copy of those documents.
Governing Law
The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.
Currency of Debt Securities
Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in “- Payment Mechanics for Debt Securities.”
Form of Debt Securities
We will issue each debt security in global - i.e., book-entry - form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all of the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.
In addition, we will issue each debt security in fully registered form, without coupons.
Types of Debt Securities
We may issue any of the following types of senior debt securities or subordinated debt securities:
Fixed Rate Debt Securities
A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See “- Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.
Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “- Payment Mechanics for Debt Securities.”
Floating Rate Debt Securities
A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.
Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under “- Payment Mechanics for Debt Securities.”
Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period - i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect - and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities
A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:
•securities of one or more issuers;
•one or more currencies;
•one or more commodities;

•any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or
•one or more indices or baskets of the items described above.
If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security. The calculation agent may exercise significant discretion in determining such amounts.
Original Issue Discount Debt Securities
A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:
•whether the issuer of the debt securities is Urban Edge Properties or Urban Edge Properties LP;
•the title of the debt securities;
•whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;
•any limit on the aggregate principal amount of the debt securities of the same series;
•the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;
•the stated maturity;
•the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;
•the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;
•whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;
•if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;
•the regular record date for any interest payable on any interest payment date;

•the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;
•if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;
•any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;
•if the debt securities may be converted, in the case of debt securities of Urban Edge Properties, or exchanged, in the case of debt securities of Urban Edge Properties LP, for common or preferred shares of Urban Edge Properties or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of Urban Edge Properties common or preferred shares or such other securities;
•if the debt securities are original issue discount debt securities, the yield to maturity;
•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;
•if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);
•if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;
•the applicability of any provisions described under “-Defeasance and Covenant Defeasance”;
•the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;
•the applicability of any provisions described under “-Default, Remedies and Waiver of Default”;
•any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under “-Covenants”;
•the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;
•certain U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities;
•if the debt securities are issued by Urban Edge Properties, whether Urban Edge Properties LP will guarantee the due and punctual payment of principal of, premium, if any, and interest on the debt securities and the extent of any such guarantee; and
•any other terms of the debt securities or any applicable guarantee, which could be different from those described in this prospectus.

Redemption and Repayment
Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund - that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.
If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If we redeem less than all of the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.
If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.
If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “- Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
Under the applicable indenture, each of Urban Edge Properties and Urban Edge Properties LP is generally permitted to merge or consolidate with another entity. Each of Urban Edge Properties and Urban Edge Properties LP is also permitted to sell their assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Urban Edge Properties or Urban Edge Properties LP, as the case may be, may not take any of these actions unless all of the following conditions are met:

•If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.
•Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “- Default, Remedies and Waiver of Default.”
•The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.
•The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.
If the conditions described above are satisfied with respect to the debt securities of any series, Urban Edge Properties or Urban Edge Properties LP, as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.
Any limitation applicable to the ability of Urban Edge Properties LP, in its capacity as guarantor of debt securities of any series of Urban Edge Properties, to participate in any of the actions described above will be set forth in the prospectus supplement for such series of debt securities.
Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.
The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
•in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;
•in the event of any liquidation, dissolution or other winding-up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;
•in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;
•if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or
•(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).
If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
Covenants
The following covenants apply to Urban Edge Properties or Urban Edge Properties LP, as applicable, with respect to the debt securities of each series it issues under this prospectus unless otherwise specified in the applicable prospectus supplement. As used in this section, “we” refers to either Urban Edge Properties or Urban Edge Properties LP, as issuer of the applicable debt securities.

Maintenance of Properties. We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.
Insurance. We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility. The insurance must be in commercially reasonable amounts and types.
Existence. Except as described under “-Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any existence, right or franchise if we determine that the preservation of the existence, right or franchise is no longer desirable in the conduct of our business and that the loss of the existence, right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes and Other Claims. We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of Financial Information. We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file with the SEC information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.
Additional covenants described in the applicable prospectus supplement may apply to the issuer of the debt securities with respect to a particular series of debt securities.
Defeasance and Covenant Defeasance
The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security, and any applicable guarantee, if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.
Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves and any guarantor from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:
•The issuer must deposit in trust for the benefit of all holders of the debt securities money, U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;
•(a) No event of default under the indenture applicable to such debt securities may have occurred and be continuing and (b) no event of default described in the sixth bullet point under “-Default, Remedies and Waiver of Default-Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;
•There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and
•We must deliver to the trustee a legal opinion of our counsel confirming (A) the tax law change or (B) receipt or publication of an Internal Revenue Service ruling described above.
If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.
Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and we and any guarantor will be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:
•The requirement to secure the debt securities equally and ratably with all new indebtedness of the issuer of your debt securities in the event of a merger or consolidation;
•The covenants regarding existence, maintenance of properties, payment of taxes and other claims, insurance and provision of financial information applicable to us;
•Any additional covenants that your prospectus supplement states are applicable to your debt security; and
•The events of default resulting from a breach of covenants, described below in the fourth, and sixth bullet points under “- Default, Remedies and Waiver of Default - Events of Default.”
If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
•The issuer of your debt securities does not pay interest on any debt security of that series within 30 days after the due date;
•The issuer of your debt securities does not pay the principal or any premium of any debt security of that series on the due date;
•The issuer of your debt securities does not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;
•The issuer of your debt securities or the guarantor of your debt securities, if applicable, remains in breach of any covenant it makes in the indenture for the benefit of the relevant series for 90 days after it receives a written notice of default stating that it is in breach and requiring it to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;
•The issuer of your debt securities or, if applicable, the guarantor of your debt securities, files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor of your debt securities, occur; or
•If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
Remedies If an Event of Default Occurs
If you are the holder of a subordinated debt security, all of the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “- Subordination Provisions.”
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the issuer of your debt securities the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security or any guarantee, all of the following must occur:
•The holder of your debt security must give the trustee written notice of a continuing event of default;
•The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•The trustee must not have taken action for 60 days after the above steps have been taken; and
•During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.
You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of Default. The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.
Annual Provision of Information to the Trustee About Defaults. The issuer, and if the due and punctual payment of principal of, and interest on one or more series of debt securities is guaranteed, the guarantor will furnish to each trustee every year a written statement of our principal executive officer, principal financial officer or our principal accounting officer certifying that to his or her knowledge the issuer and the guarantor, if applicable, are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Changes of the Indentures Requiring Each Holder’s Approval
There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:
•change the stated maturity for any principal or interest payment on a debt security;
•reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;
•reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;
•change the currency of any payment on a debt security;
•change the place of payment on a debt security;
•impair a holder’s right to sue for payment of any amount due on its debt security;
•modify or affect in any adverse manner the terms and conditions of the obligations of Urban Edge Properties LP in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt securities of Urban Edge Properties;
•reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;
•reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and
•change the provisions of the applicable indenture dealing with the changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture, the provisions dealing with modification and waiver in any other respect or the provisions relating to the insurance covenant, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Modification of Subordination Provisions
Neither Urban Edge Properties nor Urban Edge Properties LP may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Urban Edge Properties nor Urban Edge Properties LP may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect the outstanding subordinated debt securities it has issued of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.
Changes of the Indentures Not Requiring Approval
Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities or any guarantees of that series to be issued under the applicable indenture after the changes take effect or to add a guarantee to any outstanding debt securities not guaranteed or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

We may also make changes or obtain waivers that do not adversely affect a particular debt security or the guarantee of that debt security, even if they affect other debt securities and guarantees. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Changes of the Indentures Requiring Majority Approval
Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:
•If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.
•If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.
The same majority approval would be required for us or the guarantor, if applicable, to obtain a waiver of any of the applicable covenants in the indenture. The covenants include the promises we or the guarantor, if applicable, make about merging and similar transactions, which are described above under “- Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, neither we nor the guarantor, as the case may be, will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that cannot be changed without the approval of the holder of that debt security as described above in “- Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under a debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:
•if it has been surrendered for cancellation or cancelled;
•if we have deposited or set aside, in trust for its holder, money for its payment or redemption;
•if we have fully defeased it as described above under “- Defeasance and Covenant Defeasance - Full Defeasance”;
•if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or
•if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.
Eligible Principal Amount of Some Debt Securities
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:
•For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;
•For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or
•For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.
Determining Record Dates for Action by Holders
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under an indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer of Debt Securities
Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:
•only in fully registered form; and
•in denominations of $1,000 and integral multiples of $1,000.
Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If a debt security is issued as a global debt security, only the depositary - e.g., DTC, Euroclear and Clearstream - will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for common or preferred shares of Urban Edge Properties, the rules governing that type of conversion or exchange will be described in the applicable prospectus supplement.

Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Notices
Notices to be given to holders of a global debt security may be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Appointment of Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. If we issue debt securities we will appoint a trustee prior to the actual issuance of such securities who will be identified in a prospectus supplement.

DESCRIPTION OF URBAN EDGE PROPERTIES LP GUARANTEE

Urban Edge Properties LP may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Urban Edge Properties, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. In case of the failure of Urban Edge Properties punctually to pay any principal, premium or interest on any guaranteed debt security, Urban Edge Properties LP will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Urban Edge Properties. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Urban Edge Properties LP will be of payment only and not of collection.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST OF URBAN EDGE PROPERTIES

The following is a summary of the material terms and provisions of Urban Edge Properties’ shares of beneficial interest. It may not contain all the information that is important to you. You can access complete information by referring to the amended and restated declaration of trust and amended and restated bylaws of Urban Edge Properties, the Maryland REIT Law (the “MRL”) and the Maryland General Corporation Law (the “MGCL”). The amended and restated declaration of trust and amended and restated bylaws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents. Please note that in this section entitled “Description of Shares of Beneficial Interest of Urban Edge Properties,” references to “UE,” “we,” “our” and “us” refer only to Urban Edge Properties and not to its subsidiaries or Urban Edge Properties LP unless the context requires otherwise.
UE’s authorized shares of beneficial interest consist of 500,000,000 common shares of beneficial interest, par value $0.01 per share (the “common shares”), and 200,000,000 preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”). UE’s declaration of trust authorizes its board of trustees, with the approval of a majority of the entire board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares that UE is authorized to issue or the number of authorized shares of any class or series. As of August 5, 2022, 117,440,132 of UE’s common shares were issued and outstanding, and no preferred shares were issued or outstanding.
Common Shares
Dividend, Voting and Other Rights of Holders of Common Shares
The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by UE out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the ownership and transfer of our shares and the preferential rights of any other class or series of our shares.
Subject to the provisions of UE’s declaration of trust regarding the restrictions on ownership and transfer of UE shares and except as may otherwise be specified in the terms of any class or series of UE’s shares of beneficial interest, the holders of common shares will be entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. Generally, the holders of common shares will not have any conversion, sinking fund, redemption, appraisal or preemptive rights to subscribe to any securities of UE. If UE is dissolved, liquidated or wound up, subject to the preferential rights of any preferred shares outstanding, holders of common shares will be entitled to share proportionally in any assets remaining after UE satisfies (i) the prior rights of creditors, including holders of UE’s indebtedness, and (ii) the aggregate liquidation preference of any preferred shares then outstanding.
Subject to the provisions of UE’s declaration of trust regarding the restrictions on ownership and transfer of UE shares, common shares will have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights. The rights, preferences and privileges of the holders of UE common shares will be subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that UE may designate and issue in the future.
The transfer agent for the common shares is American Stock Transfer & Trust Company, New York, New York.
Listing
UE’s common shares are listed on the New York Stock Exchange under the symbol “UE.”
Preferred Shares
UE’s declaration of trust authorizes its board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval. Our board of trustees shall set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms of each class or series of preferred shares so issued. The specific terms of a particular class or series of preferred shares will be described in the prospectus supplement relating to that class or series.
Power to Increase Authorized Shares and Issue Additional Common and Preferred Shares
We believe that the power of our board of trustees, without shareholder approval, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares in any class or series that we have authority to issue, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares provides UE with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any securities exchange or automated quotation system on which our securities may be listed or traded. Our board of trustees could authorize us to issue additional classes or series of common shares or preferred shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our shareholders or shareholders believe that such transaction or change of control may be in their best interests.
Restrictions on Ownership and Transfer of UE Shares
The Beneficial Ownership Limit. For UE to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year (except, in each case, with respect to the first taxable year for which an election to be taxed as a REIT is made). The Code defines “individuals” to include some entities for purposes of the preceding sentence. All references to a shareholder’s ownership of common shares in this section “-The Beneficial Ownership Limit” assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.
The declaration of trust contains several provisions that restrict the ownership and transfer of our shares that are designed to satisfy the REIT provisions of the Code. These provisions may also deter non-negotiated acquisitions of, and proxy contests for, control of us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series. We refer to this percentage as the “beneficial ownership limit.”
Shareholders should be aware that events other than a purchase or other transfer of UE shares may result in ownership, under the applicable attribution rules of the Code, of UE shares in excess of the beneficial ownership limit. For instance, if two shareholders, each of whom owns 6% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 12% of the outstanding common shares, which is in excess of the beneficial ownership limit. Similarly, if a shareholder who is treated as owning 6% of the outstanding common shares purchased a 50% interest in a corporation which owns 10% of the outstanding common shares, then the shareholder would be deemed to own 11% of the outstanding common shares immediately after such purchase. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.
Closely Held and General Restriction on Ownership. In addition, UE shares of beneficial interest may not be transferred if, as a result, more than 50% in value of the outstanding UE shares would be owned by five or fewer individuals or if such transfer would otherwise cause UE to fail to qualify as a REIT.
The Constructive Ownership Limit. Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any shares owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the beneficial ownership limit. All references to a shareholder’s ownership of UE shares in this section “-The Constructive Ownership Limit” assume application of the applicable attribution rules of the Code.
In order to ensure that rental income of UE will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that UE will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant or a person that holds an interest in a tenant, the declaration of trust restricts, with some exceptions, shareholders from owning, directly or indirectly, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series. We refer to this 9.8% ownership limit as the “constructive ownership limit.”
Shareholders should be aware that events other than a purchase or other transfer of shares may result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the beneficial ownership limit, the events other than a purchase or other transfer of shares which may result in share ownership in excess of the constructive ownership limit may differ from those which may result in share ownership in excess of the beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.
Automatic Transfer to a Trust If the Ownership Limits Are Violated. The declaration of trust provides that a purported or attempted transfer of UE shares of any class or series that would otherwise result in ownership, under the applicable attribution rules of the Code, of UE shares in excess of the beneficial ownership limit or the constructive ownership limit, would cause the shares of beneficial interest of UE to be beneficially owned by fewer than 100 persons, would result in UE being “closely held” (within the meaning of Section 856(h) of the Code) or would otherwise cause UE to fail to qualify as a REIT will be void and the purported transferee will acquire no rights or economic interest in such UE shares. In addition, our declaration of trust provides that, if the provisions causing a transfer to be void do not prevent a violation of the restrictions mentioned in the preceding sentence, the shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the beneficial ownership limit or the constructive ownership limit will be automatically transferred to one or more trusts (each, a “charitable trust”) for the benefit of one or more charitable beneficiaries, appointed by us, effective as of the close of business on the business day prior to the date of the relevant purported or attempted transfer.
Shares held in a charitable trust will be issued and outstanding shares. Pursuant to our declaration of trust, the purported or attempted transferee will have no rights in the shares held in a charitable trust and will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will have no right to vote or other rights attributable to the shares held in the charitable trust. Instead, our declaration of trust provides that the trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to common shares held in the charitable trust, to be exercised for the exclusive benefit of the charitable beneficiary. Under our declaration of trust, any dividend or other distribution paid prior to the discovery by us that the common shares have been transferred to the charitable trust shall be paid by the holder of such dividend or other distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Maryland law, the trustee of the charitable trust has the authority (i) to rescind as void any vote cast by a purported transferee prior to the discovery by UE that the shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the instructions of the trustee acting for the benefit of the charitable beneficiary. However, if UE has already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Under our declaration of trust, within 20 days of receiving notice from us that UE shares have been transferred to the charitable trust, the trustee of the charitable trust shall sell the shares held in the charitable trust to a person or persons, designated by the trustee, whose ownership of the shares will not violate the restrictions on ownership and transfer noted above. Upon such sale, our declaration of trust provides that the interest of the charitable beneficiary in the shares sold terminates and the trustee of the charitable trust is required to distribute the net proceeds of the sale to the purported transferee and to the charitable beneficiary as follows: The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the charitable trust and (ii)

the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The trustee of the charitable trust may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be paid immediately to the charitable beneficiary. If, prior to the discovery by us that common shares have been transferred to the charitable trust, such shares are sold by a purported transferee, then (1) such shares shall be deemed to have been sold on behalf of the charitable trust and (2) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee would have been entitled to receive if such shares had been sold by the charitable trust, such excess shall be paid to the trustee upon demand.
Our declaration of trust provides that any shares transferred to the charitable trust are deemed to have been offered for sale to UE, or its designee. The price at which UE, or its designee, may purchase the shares transferred to the charitable trust will be equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the market price of the shares on the date that UE, or its designee, accepts the offer. Upon a sale to UE, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee.
UE may reduce the amount payable to the purported transferee by the amount of dividends and other distributions that have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. UE’s right to accept the offer described above exists for as long as the charitable trust has not otherwise sold the shares held in the charitable trust.
In addition, if our board of trustees determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares described above, the board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing UE to redeem shares, refusing to give effect to the transfer on UE’s books or instituting proceedings to enjoin the transfer.
Other Provisions Concerning the Restrictions on Ownership. Our board of trustees, in its sole discretion, may prospectively or retroactively exempt persons from the beneficial ownership limit and the constructive ownership limit and increase or decrease the beneficial ownership limit and constructive ownership limit for one or more persons, if in each case the board of trustees obtains such representations, covenants and undertakings as the board of trustees may deem appropriate in order to conclude that such exemption or modification will not cause UE to lose its status as a REIT. In addition, the board of trustees may require such opinions of counsel, affidavits, undertakings or agreements or a ruling from the Internal Revenue Service as it may deem necessary or advisable in order to determine or ensure the UE’s status as a REIT, and any such exemption or modification may be subject to such conditions or restrictions as the board may impose.
The foregoing restrictions on transfer and ownership will not apply if the board of trustees determines that it is no longer in the best interests of UE to attempt to qualify, or to continue to qualify, as a REIT or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.
All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 1.0% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding UE shares of any class or series must give a written notice to UE containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to UE upon demand any information that UE may request, in good faith, to determine UE’s status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.
The ownership restrictions described above may have the effect of precluding acquisition of control of UE unless the UE board determines that maintenance of REIT status is no longer in the best interests of UE or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.

Depositary Shares
We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional preferred share or multiple preferred shares. If so, we will allow a depositary to issue depositary shares, each of which will represent an interest in a fractional preferred share or multiple preferred shares as described in the prospectus supplement. The preferred shares underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion to its interest in a fractional preferred share or multiple preferred shares underlying that depositary share, to all the rights and preferences of those preferred shares, including dividend, voting, redemption, conversion, exchange and liquidation rights.
Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax considerations.
Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described above under “Available Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

SELLING SECURITY HOLDERS

Information about selling security holders of Urban Edge Properties, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF URBAN EDGE PROPERTIES’ DECLARATION OF TRUST AND BYLAWS

The following is a summary of certain provisions of Maryland law and Urban Edge Properties’ amended and restated declaration of trust and amended and restated bylaws. The description below is intended as only a summary, and to the extent that the summary describes certain provisions of Maryland law and the amended and restated declaration of trust and amended and restated bylaws, the summary is qualified in its entirety by reference to the applicable provisions of Maryland law and such documents, which you should read. Please see “Available Information” on page 2 of this prospectus.
The Board of Trustees
Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees but may not be less than the number required by the MRL, which is currently one, nor, unless our bylaws are amended, more than 15, provided further, that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Our declaration of trust and bylaws also provide that, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders and until a successor is duly elected and qualifies.
We currently have eight trustees elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares will be able to elect all of our trustees standing for election. Under our bylaws, a majority of all the votes cast with respect to a trustee’s election at a meeting of shareholders duly called and at which a quorum is present will be required to elect a trustee, unless the election is contested, in which case a plurality of the votes cast will be sufficient.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed at any time, but only for cause and only by the affirmative vote of two-thirds of the holders of the shares outstanding and entitled to be cast in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, precludes shareholders from removing incumbent trustees except for cause and upon a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.
Business Combinations
Under the Maryland Business Combination Act (the “MBCA”), a “business combination” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder is prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A business combination includes a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares after the date on which the trust had 100 or more beneficial owners of its shares; or
•an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, and after the date on which the trust had 100 or more beneficial owners of its shares, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.

A person is not an interested shareholder under the MBCA if the board of trustees approved in advance the transaction by which such person otherwise would have become an interested shareholder. In approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust; and
•two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if the real estate investment trust’s common shareholders receive a minimum price, as defined under the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.
The MBCA may have the effect of delaying, deferring or preventing a change in control of Urban Edge Properties or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The MBCA may discourage others from trying to acquire control of Urban Edge Properties and may increase the difficulty of consummating any offer.
Pursuant to the statute, our board of trustees has by resolution opted out of the MBCA, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested shareholder. As a result, anyone who later becomes an interested shareholder may be able to enter into business combinations with us that may not be in the best interest of the company’s shareholders without compliance by us with the super-majority vote requirements and the other provisions of the statute. Our bylaws provide that such resolution may only be revoked, altered or amended, and our board of trustees may only adopt any resolution that is inconsistent with a prior resolution of the board of trustees that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between us and any other person, whether identified specifically, generally or by type from the MBCA, with the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Control Share Acquisitions
The Maryland Control Share Acquisition Act (the “MCSAA”) provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of shareholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the trust; or (c) an employee of the trust who is also a trustee of the trust.
“Control shares” are voting shares which, if aggregated with all other shares owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:
•one-tenth or more but less than one-third,
•one-third or more but less than a majority, or

•a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of trustees of the real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the real estate investment trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the real estate investment trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless these specific appraisal rights are eliminated under the charter or bylaws. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.
The MCSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the MCSAA any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Proxy Access
Our bylaws contain proxy access provisions which permit any shareholder or group of up to 20 shareholders owning at least 3% of our issued and outstanding shares of beneficial interest continuously for at least three years to nominate and include up to a specified number of trustee nominees in our proxy materials for an annual meeting of shareholders, provided that the shareholder(s) and the trustee nominee(s) satisfy the requirements specified in our bylaws. The maximum number of shareholder nominees permitted under these proxy access provisions shall not exceed the greater of (i) two or (ii) 20% of the number of trustees in office as of the last day on which a shareholder nomination may be delivered.
Under such proxy access provisions, a shareholder’s written notice of nominations of individuals for election to our board of trustees to be included in our proxy statement for an annual meeting must be delivered to the secretary of UE at our principal executive offices not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders. Neither the postponement or adjournment of an annual meeting, nor the public disclosure of such postponement or adjournment, commences a new time period for the giving of a shareholder’s written notice. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.
Appraisal Rights
Under the MRL, a shareholder of a Maryland REIT who objects to a merger or conversion is entitled to the same rights as an objecting stockholder of a Maryland corporation under the MGCL. The MGCL provides that stockholders may exercise appraisal rights unless appraisal rights are eliminated under a company’s charter. Our declaration of trust generally eliminates all appraisal rights of shareholders provided under the MRL and the MGCL, unless our board of trustees determines that such rights apply.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws
Under the MRL, a Maryland real estate investment trust generally is not entitled to dissolve, amend its declaration of trust or merge with or convert into another entity, unless the action is declared advisable and submitted to shareholders by resolution of its board of trustees, and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for certain amendments described in our declaration of trust that require only approval by our board of trustees, and for amendments to the provision in our declaration of trust relating to the removal of trustees and the vote required to amend such provision, which require a vote of two-thirds of all of the votes entitled to be cast on the matter, our declaration of trust provides for approval of any of these matters by the affirmative vote of not less than a majority of all of the votes entitled to be cast on such matters.
Our bylaws provide that the board of trustees have the power to adopt new bylaws and to alter or repeal any provision of our bylaws. In addition, to the extent permitted by law, shareholders may alter or repeal any provision of the bylaws and adopt new bylaw provisions with approval by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees or officers or other employees to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees or officers or other employees arising pursuant to any provision of the MRL or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) by or at the direction of our board of trustees, or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:
•a classified board;
•a two-thirds vote requirement for removing a trustee;
•a requirement that the number of trustees be fixed only by vote of the trustees;

•a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies; or
•a majority requirement for the calling of a shareholder-requested special meeting of shareholders.
Our declaration of trust provides that, except as may be provided by our board of trustees in setting the terms of any class or series of shares, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of trustees. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, (1) we require the affirmative vote of shareholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, which removal will be allowed only for cause, (2) we vest in the board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and (3) our shareholders are not entitled to call special meetings of shareholders.
Anti-takeover Effect of Certain Provisions of
Maryland Law and of our Declaration of Trust and Bylaws
The remaining elections under Subtitle 8, and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions and business combination provisions of Maryland law, the provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of Urban Edge Properties that might involve a premium price for holders of our common shares or otherwise be in their best interest.
Shareholder Meetings
Urban Edge Properties’ bylaws provide that annual meetings of Urban Edge Properties’ shareholders may only be held each year at a date, time and place set by our board of trustees. Special meetings of shareholders may only be called by the chairman of Urban Edge Properties’ board of trustees, Urban Edge Properties’ chief executive officer, Urban Edge Properties’ president and a majority of Urban Edge Properties’ board of trustees. Only matters set forth in the notice of a special meeting of shareholders may be considered and acted upon at such a meeting.
Shareholder Action by Written Consent
Under Urban Edge Properties’ declaration of trust and bylaws, any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if (i) a unanimous consent setting forth the action is given in writing or by electronic transmission by all shareholders entitled to vote on the matter and filed with the minutes of proceedings of shareholders or (ii) the action is advised and submitted to the shareholders for approval by our board of trustees, and a consent in writing or by electronic transmission is given by shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of Urban Edge Properties’ shareholders.
Limitation of Liability and Indemnification of Trustees and Officers
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting or eliminating the liability of its current and former trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Urban Edge Properties’ declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.
Urban Edge Properties’ declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the trustee’s or officer’s ultimate entitlement to indemnification, to (i) any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (ii) any individual who, while serving as our trustee or officer and at the request of Urban Edge Properties, serves or has served as a director, trustee, officer, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Urban Edge Properties’ declaration of trust and bylaws also permit it, with the approval of the board of trustees, to indemnify and advance expenses to any person who served a predecessor of Urban Edge Properties in any of the capacities described above and to any employee or agent of Urban Edge Properties or a predecessor of Urban Edge Properties.
Maryland law requires a Maryland real estate investment trust (unless its declaration of trust provides otherwise, which ours does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.
We have entered into indemnification agreements with each of our trustees, and have entered or expect to enter into indemnification agreements with each of our executive officers, in each case that will provide for indemnification to the maximum extent permitted by Maryland law.
Business Opportunities
Urban Edge Properties’ declaration of trust provides that our trustees who are also trustees, officers, employees or agents of Vornado or any of Vornado’s affiliates (each such trustee, a “Covered Person”), shall have no duty to communicate or present any business opportunity to Urban Edge Properties, and Urban Edge Properties renounces any potential interest or expectation in, or right to be offered or to participate in, such business opportunity and waives to the maximum extent permitted from time to time by Maryland law any claim against a Covered Person arising from the fact that he or she does not present, communicate or offer any such business opportunity to Urban Edge Properties or pursues such business opportunity or facilitates the pursuit of such business opportunity by others; provided, however, that the foregoing shall not apply in a case in which a Covered Person is presented with a business opportunity in writing expressly in his or her capacity as a trustee of Urban Edge Properties. Accordingly, to the maximum extent permitted from time to time by Maryland law and except to the extent such business opportunity is presented to a Covered Person in writing expressly in his or her capacity as a trustee of Urban Edge Properties, (a) no Covered Person is required to present, communicate or offer any business opportunity to Urban Edge Properties and (b) any Covered Person, on his or her own behalf or on behalf of Vornado, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than Urban Edge Properties.
Termination of Operations or REIT Status
Subject to the provisions of any class or series of shares at the time outstanding, after approval by a majority of the entire board of trustees, Urban Edge Properties may be terminated at any meeting of shareholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter. In addition, under our declaration of trust, the board of trustees may authorize Urban Edge Properties to revoke or otherwise terminate its REIT election, without shareholder approval, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our common shares, preferred shares and debt securities. We note that for purposes of this discussion, references to our debt securities refers to our and the Operating Partnership’s debt securities. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of such common shares, preferred shares and debt securities generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a dealer in securities or currencies, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a partnership or similar pass-through entity or a person holding their interest through such an entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common shares or preferred shares or debt securities as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person required to accelerate any item of gross income as a result of such income being recognized on an applicable financial statement, a person who acquired its common shares, preferred shares or debt securities in connection with the performance of services, a person who marks-to market our common shares, preferred shares or debt securities, a U.S. expatriate, a U.S. shareholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local, non-U.S., alternative minimum or estate tax considerations;

•	this summary assumes that shareholders hold our common shares, preferred shares and debt securities as “capital assets” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of preferred shares represented by depository shares. In the event we issue any such securities, the prospectus supplement will discuss certain related tax considerations in greater detail. This summary also does not discuss considerations relating to preferred shares with certain features, including conversion rights, redemption rights or anti-dilution adjustments, and in the event we issue preferred shares with special features, the prospectus supplement will discuss certain related tax considerations in greater detail. Furthermore, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock that could result if we issue any redeemable preferred shares at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the shareholder’s investment (rather than a return on the shareholder’s investment), which preferred shares could be considered "fast-pay stock" under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such regulations as a financing instrument among the holders of the fast-pay stock and our other shareholders. This summary also does not address tax considerations relating to the acquisition, ongoing ownership or redemption or other disposition of units of our Operating Partnership.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the purchase, ownership and disposition of our common shares, preferred shares and debt securities on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to Urban Edge Properties and not the Operating Partnership, unless otherwise indicated. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “stock” or “shares” means interests treated as equity in a corporation for U.S. federal income tax purposes. For purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes.
The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS.
Classification and Taxation of Urban Edge Properties as a REIT
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2015. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year ended December 31, 2015. In connection with our filing of this registration statement, we have received an opinion of our tax counsel, Goodwin Procter LLP, to the effect that (i) we have been organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership, distributions and method of operation as represented by management have allowed and will continue to allow us to satisfy the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2015. This opinion was based on representations and covenants made by us as to certain factual matters relating to our formation, prior and intended and expected organization, ownership and method of operation, and certain other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are true, correct and complete, that we have been owned, organized and operated and will continue to be owned and organized and will continue to operate in accordance with such representations and covenants and that we will take no action inconsistent with our status as a REIT. In addition, this opinion was based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by this opinion). Our qualification and taxation as a REIT has depended and will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, sources of income, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to have qualified as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 2015 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we distribute currently to our shareholders in calculating REIT taxable income and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our shareholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•	We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	Under some circumstances, we may have been subject to the “alternative minimum tax” on our items of tax preference (although the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017).

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

•	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (1) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (2) the highest U.S. federal income tax rate then applicable to corporations (currently 21%).

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits accumulated in a non-REIT taxable year (such as earnings and profits we inherit from a taxable C corporation that was acquired during the year through a tax-free merger or tax-free liquidation), and the failure to comply with the prohibition on non-REIT earnings and profits is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years.
•	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our taxable REIT subsidiaries (“TRSs,” and each a “TRS”)) if arrangements among us, our tenants and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the shareholders’ basis in our stock by the difference between (1) the amount of capital gain included in income and (2) the amount of tax deemed paid by the shareholder.

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax.
No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT
We elected to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2015. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to shareholders, beginning with our taxable year ended December 31, 2015, unless otherwise noted.
The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.
Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year ended December 31, 2015). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. For purposes of condition (6) above, stock owned by an entity is attributed to the owners of the entity, a person is deemed to own stock that the person has an option to acquire and an individual is deemed to own stock owned by certain family members.
We believe that we have, and have had, sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our declaration of trust provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. Moreover, while we have only waived limits on ownership of our stock in situations where we do not believe such waivers will impact our ability to qualify as a REIT, such ownership waivers may increase the risk of failing any such ownership requirement.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If we do not comply with the annual letters requirement for a taxable year, we will be subject to a penalty tax of $25,000 (or $50,000 for an intentional disregard of the requirement) unless the failure is due to reasonable cause and not to willful neglect.
We have complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year ended December 31, 2015.  Our ability to elect REIT status could be delayed for up to four taxable years if we are determined to have become a “successor” to another REIT whose REIT election has been terminated. We generally intend to avoid successor status with respect to any other REITs so that any infirmities with respect to any such other REIT’s qualification do not impact our ability to elect REIT status. For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.
Non-REIT Accumulated Earnings and Profits
As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year, including our first REIT taxable year ended December 31, 2015. We have never had any undistributed non-REIT earnings and profits at year-end and do not currently expect to have any non-REIT earnings and profit. However, we are not precluded from acquiring a non-REIT corporation in a manner that causes us to succeed to its non-REIT earnings and profits, in which case we would need to distribute or otherwise eliminate such earnings and profits by year-end. If it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries
A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A TRS is a corporation subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.
Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.
We own and may continue to own interests in one or more TRSs for various purposes, such as performing certain services for our tenants (including in particular certain self-storage services and any other non-customary services we have identified), receiving management fee income and/or holding interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes and, if doing business or owning property outside of the United States, significant non-U.S. taxes.
A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more TRSs (or 25% for our taxable years beginning before January 1, 2018).
Subsidiary REITs
If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.
Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT
A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets, liabilities and items of income of any subsidiary partnership in which the Operating Partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that the Operating Partnership holds interests in partnerships that it does not control, the Operating Partnership may need to hold such interests through TRSs. The foregoing discussion above does not apply to any interest we hold in any unincorporated entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes was determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes, as further discussed under “—Tax Aspects of Our

Operating Partnership” below. We do not believe that any of our direct or indirect subsidiary partnerships should be treated as corporations under the publicly traded partnership rules.

If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states. Certain other wholly-owned entities also may be disregarded as separate from their owners for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership for U.S. federal income tax purposes if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

Our Joint Ventures

We currently hold and may continue to hold interests in joint ventures. Our joint ventures may include partnerships, subsidiary REITs and/or partnerships that invest through subsidiary REITs. In addition to the considerations related to subsidiary REITs and partnership interests noted in the two immediately preceding sections, joint ventures may pose additional risks. For example, transactions between us and our joint ventures may give rise to income that is nonqualifying income for purposes of the income tests described below (and/or increase our reliance on use of TRSs to avoid such nonqualifying income). We could potentially have less control over REIT compliance in the case of investments through joint ventures. It is possible that a joint venture could take an action which could cause us to fail a gross income or asset test and that we would not become aware of such action in time to dispose of our interest in the joint venture or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.
Income Tests Applicable to REITs
To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets, including gain from the sale of certain personal property ancillary to such real estate assets, as discussed below (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests on real property), dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments.   Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.
Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.
We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in any such case or in the aggregate in sufficient amounts to jeopardize our status as REIT. We also believe that we have not derived, and we do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT. The Operating Partnership and its subsidiaries may receive other amounts of nonqualifying income, such as management fees, but we intend to structure our interests in those sources of nonqualifying income as needed to preserve our REIT status, including through the use of TRSs (e.g., such as by conducting management activities that might earn excessive amounts of management fees though a TRS).
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.
Asset Tests Applicable to REITs
At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	for taxable years beginning on or after January 1, 2016, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.
Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.
We believe that our assets comply and have complied with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets, and we cannot provide any assurance that the IRS might not disagree with our determinations.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can generally be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. If we rely on this reasonable cause cure provision to cure a violation of the asset tests, we also must pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.
Annual Distribution Requirements Applicable to REITs
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income for such taxable year, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income for such taxable year. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. In addition, any dividend that we declare in October, November or December of any calendar year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year.
To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to regular U.S. federal corporate income tax on these retained amounts.
We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.
A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.
We believe we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.
We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest or net operating loss deductibility, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Tax on Built-in Gains of Former C Corporation Assets
If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (1) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (2) the gain recognized by the REIT in the disposition. The amount described in clause (1) is referred to as “built-in gain.” We do not believe we have acquired any assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.
Prohibited Transactions
Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We believe that we have conducted and we intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, and to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply to any particular sale. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to regular U.S. federal corporate income tax. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the disposition or termination of such a transaction, will be excluded from gross income for purposes of the 95% and 75% gross income tests if the hedging transaction (1) is made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) is entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.
In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.
Investments in Loans
Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the highest outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan, or for purposes of characterizing gain from the sale of such loan, at the time of sale), even if the real property collateral value is less than the outstanding principal balance of the loan. If the IRS were to assert successfully that any mortgage loan we hold were not treated as a qualifying mortgage loan in its entirety under one of these tests, we could earn non-qualifying income or be treated as holding a nonqualifying asset as a result of such mortgage loan.
While we do not currently expect to originate or acquire mortgage or mezzanine loans, we are not prohibited from doing so. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

Tax Aspects of Our Operating Partnership
In General. We own and will own all or substantially all of our assets through the Operating Partnership, and the Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.
Except in the case of subsidiaries that have elected REIT or TRS status, we expect that the Operating Partnership and its partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of Our Operating Partnership” is based on such expectation.. In general (and subject to the discussion below under “—Partnership Audit Rules”), entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by the Operating Partnership, including the Operating Partnership’s share of the income and assets of any subsidiary partnerships, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”
Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If the Operating Partnership or one or more of its subsidiary partnerships or disregarded entities, were instead treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.
Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a
“publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with 100 or fewer partners. Our operating partnership qualifies for this safe harbor, but we may exceed the 100 partners limit in future periods.
There is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common shares at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market, and we may not be eligible for a safe harbor at all times. If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and certain other types of passive income. We believe that the Operating Partnership has had and will continue to have sufficient qualifying income so that it would be taxed as a partnership, even if it were classified as a publicly traded partnership. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the Operating Partnership to fail the 90% qualifying income test applicable to publicly traded partnerships.
Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or other operating agreement of a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes) will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes so long as the agreement provides for allocations that comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership allocations respect the economic arrangement of their partners. If an allocation pursuant to the agreement is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss in the Operating Partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, and so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.
A significant portion of the Operating Partnership’s assets have book tax differences, and the Partnership Agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. With respect to any non-U.S. limited partner, the Operating Partnership generally will be required to withhold with respect to the non-U.S. limited partner’s share of the Operating Partnership income (with the rate varying based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). Our operating partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, the Operating Partnership will have to find other sources of cash to fund excess withholdings. We also generally must withhold at a rate not less than 10-15% on the amount realized if and when a non-U.S. holder of units in the Operating Partnership exercises its redemption rights and exchanges such units for our shares (or cash funded by us). Our operating partnership also may be required to withhold on distributions made to a transferee who acquires operating partnership units from a non-U.S. holder if the transfer did not properly withhold with respect to a non-U.S. transferor.
Partnership Audit Rules. Under the rules applicable to federal income tax audits of partnerships (such as the Operating Partnership), the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on audit (the “imputed adjustment amount”), regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. Treasury Regulations provide that when a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners.  In addition, these Treasury Regulations provide that a partnership may request a modification of the imputed adjustment amount based on partnership adjustments allocated to a relevant partner where the modification is based on deficiency dividends distributed by a partner that is a REIT.  These partnership audit rules could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the Operating Partnership or one of its subsidiary partnerships.
Failure to Qualify as a REIT
In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including, for tax years beginning prior to January 1, 2018, any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable to shareholders who are individual U.S. shareholders at a current maximum rate of 20%, and dividends received by our corporate U.S. shareholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Shareholders and Potential Tax Considerations Relating to Their Investment in Common Shares or Preferred Shares
Taxation of Taxable U.S. Shareholders
The term “U.S. shareholder” means a holder of shares of common shares or preferred shares who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares or preferred shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares or preferred shares by the partnership.

Distributions. As long as we qualify as a REIT, distributions to U.S. shareholders out of our current or accumulated earnings and profits (and that are not designated as capital gain dividends) will be taxable as ordinary dividend income. Distributions on our preferred shares will be treated as made out of any available earnings and profits in priority to distributions on our common shares. Dividends paid to a non-corporate U.S. shareholder generally will not qualify for the preferential tax rate (currently 20%) for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally will not qualify for treatment as qualified dividend income (although the extent to which we may designate dividends as qualified dividend income is discussed below). As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, shareholders that are individuals, trusts or estates generally may deduct 20% of “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income). However, to qualify for this deduction, U.S. shareholders receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. If we fail to qualify as a REIT, such shareholders may not claim this deduction with respect to dividends paid by us. Dividends paid to a corporate U.S. shareholder will generally not qualify for the dividends received deduction generally available to corporations.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. shareholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Although we expect that our dividends generally will not qualify as qualified dividend income, with respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders at the preferential rates applicable to long-term capital gain; provided, that the U.S. shareholder has held the stock with respect to which the distribution is made for more than 60 days during the 121- day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of: (1) the qualified dividend income received by us during such taxable year from C corporations (including TRSs), (2) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income, and (3) the excess of any income recognized during the immediately preceding year attributable to the sale of a built in gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation over the U.S. federal income tax paid by us with respect to such income. Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation (such as any TRS) or certain foreign corporations, and specified holding period and other requirements are met.

If we declare a dividend in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such dividend will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year and provided further that to the extent that the total amount of any such January dividend exceeds undistributed earnings and profits as of December 31 of such year (determined before taking such January dividend into account), we intend to report the January dividend as paid and received in the year actually paid.

Distributions from us that are properly designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. shareholder has held our common shares. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum current U.S. federal rate of 20%, in the case of U.S. shareholders who are individuals, and 21% for U.S. corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. shareholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions, which amounts are referred to as “unrecaptured section 1250 gains.”

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its common shares or preferred shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

Shareholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares or preferred shares will not be treated as passive activity income and, therefore, shareholders subject to the “passive loss rules” generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. shareholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred shares and common shares.

Dispositions of Stock. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. shareholder has held our stock for more than one year. Otherwise, the U.S. shareholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of our stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares or preferred shares may be disallowed if the U.S. shareholder repurchases our common shares or preferred shares within 30 days before or after the disposition.

A redemption by us of any redeemable preferred shares we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred shares, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.
Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains,” would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares or preferred shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares or preferred shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common shares or preferred shares.
Information Reporting and Backup Withholding. The amount of distributions we pay during each calendar year and the proceeds of any sale or other disposition of our stock will be reported to our U.S. shareholders and the IRS. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at a current rate of up to 24% with respect to such distributions and proceeds paid unless the U.S. shareholder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any shareholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. shareholders, see “—Taxation of Non-U.S. Shareholders.”
Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (or “UBTI”). UBTI generally includes (i) any income or gain not sufficiently related to a tax-exempt organization’s exempt purpose, other than certain passive investment income such as dividends, interest, rents from real property and capital gains, and (ii) debt-financed income derived from property not sufficiently related to such exempt purpose that is subject to “acquisition indebtedness.” U.S. tax-exempt entities must separately compute their taxable income and loss for each unrelated trade or business activity for purposes of determining their UBTI. Subject to the exceptions described below, a tax-exempt U.S. shareholder generally would not recognize UBTI as a result of an investment in our common shares or preferred shares. However, if a tax-exempt U.S. shareholder were to finance its acquisition of common shares or preferred shares with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common shares or preferred shares could constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.
Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.
Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of nonresident alien individuals and foreign corporations for U.S. federal income tax purposes that are not otherwise subject to special treatment under the Code (“non-U.S. shareholders”) are complex. This section is only a summary of such rules. This disclosure does not address shareholders that are non-U.S. trusts or estates, and additional considerations may apply to shareholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state and local income tax laws on such investors as a result of an investment in our stock, including any reporting requirements. The rules below regarding distributions generally apply in the same manner regardless of whether the distribution is made in cash or is a taxable stock dividend. The discussion below assumes we have qualified, and will continue to qualify, as a REIT.

Distributions—In General. A non-U.S. shareholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPIs, as defined and discussed further below, and that we do not designate as a capital gain dividend or retained capital gain will be treated as a dividend of ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. Such dividends to non-U.S. shareholders generally will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower withholding tax rates that generally apply to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if income from the investment in our stock is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the dividend at graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends, unless an applicable income tax treaty provides otherwise, and in the case of a corporate non-U.S. shareholder also may be subject to a branch profits tax on its effectively connected earnings and profits at the rate of 30% (or lower treaty rate). In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock.

Distributions not attributable to gain from our sale or exchange of a USRPI and in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. shareholder to the extent they do not exceed the adjusted basis of the non-U.S. shareholder’s stock. Instead, they will reduce the adjusted basis of that stock. To the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of a non-U.S. shareholder’s stock, it will be treated as gain from the sale or disposition of the non-U.S. shareholder’s stock and may be subject to U.S. federal income tax as described in the “—Sale of Shares” discussion below. However, as discussed below, we may nevertheless withhold on such distributions even if the distributions are not ultimately subject to U.S. federal income tax. Distributions to a non-U.S. shareholder that do not arise from the disposition of a USRPI and that we properly designate as capital gain dividends generally should not be subject to U.S. federal income taxation except as described below under “—Sale of Shares,” although we may nonetheless withhold with respect to such distributions as discussed below. A non-U.S. shareholder may file to claim a refund to the extent that withholdings result in tax payments in excess of its U.S. federal income tax liability.

Distributions Attributable to the Sale or Exchange of Real Property. Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax (though the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017). A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that is a distribution attributable to USRPI gain and may be required to withhold 21% of any capital gain dividend (or amounts that could have been designated as a capital gain dividend) not otherwise subject to withholding as a distribution of USRPI gain. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. shareholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. In the case of a capital gain dividend attributable to USRPI gain, a recipient exempt from tax under FIRPTA by reason of not owning more than 10% of such class of stock must treat the capital gain dividend as an ordinary distribution subject to the rules discussed above.

U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA. For U.S. federal income tax purposes, we generally will withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution (other than distributions designated as capital gain dividends or distributions of USRPI gain subject to FIRPTA as discussed above) made to a non-U.S. shareholder unless the non-U.S. shareholder provides us with appropriate documentation:

•	evidencing that such non-U.S. shareholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN or Form W-8BEN-E (in which case we will withhold at the lower treaty rate); or

•	claiming that the distribution is income that is effectively connected with the non-U.S. shareholder’s conduct of a trade or business in the United States, generally an IRS Form W-8ECI (in which case we will not withhold tax).

We also may be required to withhold tax at the rate of 21% on the portion of any dividend to a non-U.S. shareholder that is or could be designated by us as a capital gain dividend, even if not attributable to USPRI gain.
Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. In light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules, we may determine to withhold at the highest rate that we determine could apply.
Such withheld amounts do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described above. A non-U.S. shareholder would be entitled to a refund of any amounts withheld in excess of such non-U.S. shareholder’s actual U.S. federal income tax liabilities, provided the required information is timely furnished to the IRS.

Dispositions of Stock. A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common shares or preferred shares as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common shares are publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. shareholder may incur tax under FIRPTA to the extent such shareholder disposes of our stock within a certain period prior to a distribution any portion of which, but for the disposition, would have been treated by the non-U.S. shareholder as gain from the sale or exchange of a USRPI, and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common shares by a non-U.S. shareholder owning, actually or constructively, 5% or less of our common shares at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, but potentially subject to the wash sale rule described above, a non-U.S. shareholder will not incur tax under FIRPTA on a disposition of the shares of a class of our publicly traded stock if such non-U.S. shareholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. shareholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common shares are regularly traded on an established securities market, a non-U.S. shareholder should not incur tax under FIRPTA with respect to gain on a sale of our common shares unless it owns, actually or constructively, more than 10% of our common shares during such testing period. If we issue a class of preferred shares that is regularly traded on an established securities market, the rules described in the previous sentence will also apply to sales of such preferred stock. Provided that our common shares continue to be regularly traded on an established securities market, a non-U.S. shareholder will not incur tax under FIRPTA on a disposition of the shares of our non-publicly traded preferred shares if the fair market value of all of the shares of such class of preferred shares acquired by such non-U.S. shareholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders subject to any applicable alternative minimum tax. Furthermore, a non-U.S. shareholder generally will incur U.S. federal income tax on gain not subject to FIRPTA (including a properly designated capital gain dividend not attributable to USRPI gain) if:

•
the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation; or

•
the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise.

Qualified Shareholders. To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder.  Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gain dividends attributable to USRPI gain and non-dividend distributions to such shareholder may be treated as ordinary dividends).  For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (1)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (2) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (3) maintains records of persons holding 5% or more of the class of interests described in clauses (1)(A) or (1)(B) above.  However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with the “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules).  The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs.  Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder.  For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock (applying certain constructive ownership rules).
Qualified Foreign Pension Funds. For FIRPTA purposes neither a “qualified foreign pension fund” nor any entity all of the interests of which are held by a qualified foreign pension fund is treated as a foreign person, thereby exempting such entities from tax under FIRPTA.  A “qualified foreign pension fund” is an organization or arrangement (1) created or organized in a foreign country, (2) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (3) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (4) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (5) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under proposed Treasury Regulations on which taxpayers generally may rely, but which are subject to change, a “qualified controlled entity” also is not treated as a foreign person for purposes of FIRPTA. Under such regulations, a qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities or partnerships.

As a result of this exemption from FIRPTA, but subject to the discussion below regarding income or gain effectively connected with the conduct of a U.S. trade or business, (i) distributions received by qualified foreign pension funds and their non-U.S. wholly owned subsidiaries and qualified controlled entities will be taxed as dividends of ordinary income to the extent that the distributions are made out of our current or accumulated earnings and profits and not designated by us as capital gain dividends, and to that extent will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax, (ii) distributions in excess of our current or accumulated earnings and profits and distributions that we designate as capital gain dividends received by qualified foreign pension funds and their non-U.S. wholly owned subsidiaries and qualified controlled entities will not be subject to U.S. federal income tax and (iii) gain of a qualified foreign pension fund or its non-U.S. wholly owned subsidiary or qualified controlled entity from the sale or exchange of our stock will not be subject to U.S. federal income tax. Notwithstanding the preceding sentence, the qualified foreign pension fund (or subsidiary or qualified controlled entity) generally will be subject to a U.S. federal income tax at the same graduated rates applicable to U.S. shareholders with respect to any ordinary dividends, capital gain dividends and/or gains from the sale or exchange of our stock (including distributions in excess of current or accumulated earnings and profits treated as gain from the sale or exchange of our stock) that are treated as effectively connected with the qualified foreign pension fund’s (or the subsidiary’s or qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, unless an applicable income tax treaty provides otherwise, and a qualified foreign pension fund (or subsidiary or qualified controlled entity) also treated as a corporation for U.S. federal income tax purposes may be subject to the additional 30% branch profits tax on its effectively connected earnings and profits, subject to certain adjustments.

Information Reporting and Backup Withholding. The applicable withholding agent will report to our non-U.S. shareholders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides or is established under the provisions of an applicable income tax treaty or agreement. In addition, a non-U.S. shareholder may be subject to backup withholding with respect to dividends paid on shares of our stock, unless the non-U.S. shareholder certifies that it is not a U.S. person or otherwise establishes an exemption. If the proceeds of a disposition of stock are paid by or through a U.S. office of a broker dealer, the payment is generally subject to U.S. information reporting and to backup withholding unless the disposing non-U.S. shareholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker dealer, unless the payor has actual knowledge that the payee is a United States person. However, if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker dealer or a non-U.S. office of a foreign broker dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for a three year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United States, then (A) backup withholding will apply only if the broker dealer has actual knowledge that the owner is not a non-U.S. shareholder, and (B) information reporting will apply unless the non-U.S. shareholder certifies its non-U.S. status. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Taxation of U.S. Holders of Debt Securities

Except to the limited extent provided below under “Taxation of U.S. Holders of Debt Securities—Original Issue Discount,” this summary addresses only fixed rate debt securities issued by us or the Operating Partnership without OID (as defined below) for U.S. federal income tax purposes and does not deal with holders other than those who purchase the debt securities on original issuance at their issue price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) or with holders who hold the debt securities with amortizable bond premium (which generally arises if the holder’s tax basis in the debt security exceeds its stated redemption price at maturity, as defined below) or who have made an election under Treasury Regulations Section 1.1272-3(a) to accrue interest on our debt securities using the constant yield method.

When we refer to a “U.S. holder,” we mean a beneficial owner of the debt securities that is not subject to special treatment under the Code and is for U.S. federal income tax purposes:

(1) an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

(3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or

(4) a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons, within the meaning of the Code, have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury regulations to be treated as a United States person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring the debt securities, you should consult your tax advisors.

Stated interest. Stated interest on the debt securities will generally be includable in income of a U.S. holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

Disposition of Debt Securities. Upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid stated interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security, decreased by the amount of any payments received, other than stated interest payments. Any such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Original Issue Discount. The foregoing discussion under “Taxation of U.S. Holders of Debt Securities” assumes that our debt securities are not issued with original issue discount (“OID”) for U.S. federal income tax purposes, or “OID”, and does not address the taxation of debt securities issued with OID. The taxation of debt securities issued with OID is complex; the following paragraph provides a basic summary of the OID framework but does not contain a complete discussion of all the rules that may apply to our debt securities issued with OID.

If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with OID for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to such difference and must be included in income as ordinary interest no later than as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder’s regular method of tax accounting. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest.” “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity. A U.S. holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for a debt security issued with OID, decreased by the amount of any payments received, other than qualified stated interest payments, and increased by any accrued OID previously included in such U.S. holder's income.

Medicare Tax. Income and gains in respect of our debt securities may constitute “net investment income” for purposes of the Medicare Tax described above at “—Taxation of Taxable U.S. Shareholders—Medicare Tax” If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our debt securities.

Information Reporting and Backup Withholding. Information reporting to the IRS generally will apply to payments of stated interest (and accruals of OID, if any) with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding, currently at a rate of 24%, may also apply to such payments and proceeds unless the holder:

(1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provided the required information is timely provided to the IRS.

Taxation of Non-U.S. Holders of Debt Securities

This summary addresses only fixed rate debt securities issued by us or the Operating Partnership without OID and does not deal with holders other than those who purchase the debt securities on original issuance at their issue price or with holders who hold the debt securities with amortizable bond premium.

When we refer to a “non-U.S. holder” we mean a beneficial owner of the debt securities that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. This discussion does not address holders that are non-U.S. trusts or estates, and additional considerations may apply to beneficial owners of our debt securities that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules.

Payments of principal and interest (including any OID) on the debt securities beneficially owned by a non- U.S. holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding information reporting and backup withholding and FATCA withholding; provided, in the case of interest (including any OID) that is not effectively connected with the conduct by such non-U.S. holder of such trade or business, each of the following conditions is met:

(1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote (if the debt securities are issued by us); or the non-U.S. holder does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests (if the debt securities are issued by the Operating Partnership);

(2) the non-U.S. holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to the issuer of the applicable debt securities (i.e. us or the Operating Partnership); and

(3) the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

In order for a non-U.S. holder to qualify for the above exemption from taxation on interest (including any OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the non-U.S. holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a “United States person” within the meaning of the Code and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s appropriate IRS Form W-8 to the withholding agent. An IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect and may be effective for additional periods if certain requirements are satisfied. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8.

To the extent that interest income with respect to a debt security is not exempt from U.S. federal withholding as described above and subject to the discussion below regarding effectively connected interest, a non-

U.S. holder will be subject to U.S. federal withholding tax on the gross amount of such interest income currently imposed at a 30% rate unless such tax is eliminated or reduced under an applicable income tax treaty and the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS W-8BEN-E).

A non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any gain recognized on a sale, exchange or other disposition of the debt securities, subject to the discussion below regarding backup withholding, unless the gain is effectively connected with a trade or business conducted by such non-U.S. holder in the United States or, in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met. Any amount received by a non-U.S. holder on the sale, exchange or other disposition of the debt securities attributable to accrued but unpaid stated interest will be subject to U.S. federal withholding tax and income tax to the extent applicable as interest income.

If a non-U.S. holder engages in a trade or business in the United States, and if interest (including any OID) on the debt security (or gain recognized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. holder of such trade or business, the non-U.S. holder will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. holder were a U.S. Holder unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the non-U.S. holder’s effectively connected earnings and profits (including interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security that is effectively connected with a U.S. trade or business), subject to certain adjustments.

If a non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met, such non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty) on any gain (net of certain capital losses) recognized in the sale, exchange or other disposition.

Information Reporting and Backup Withholding. The amount of interest (including any OID) paid and the amount of tax, if any, withheld with respect to those payments will be reported to the non-U.S. holder and the IRS. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. holder resides or is established.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest, provided that the withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, and has received a validly executed IRS Form W-8 as described above.

Information returns will be filed with the IRS in connection with the payment of proceeds from a sale or other disposition (including a retirement or redemption) of debt securities if paid within the United States or through certain U.S.-related payors, and backup withholding may apply to such payments, unless the withholding agent has received an appropriate statement on the applicable IRS Form W-8, as described above.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA Withholding on Certain Foreign Accounts and Entities

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on “withholdable payments” (as defined below) made to “foreign financial institutions” (as defined below) and certain other non-U.S. entities (whether or not such foreign financial institutions or non-U.S. entities receive the payment as a beneficial owner or intermediary) unless (1) the foreign financial institution undertakes certain diligence and reporting, and withholding obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. “Withholdable payment” generally includes payments of interest, dividends and certain other types generally passive income if such payment is from sources within the United States. Although gross proceeds from a disposition of property that can produce U.S. source interest or dividends after December 31, 2018 would have been treated as withholdable payments, proposed Treasury Regulations that may be relied on have eliminated FATCA withholding on such payments. “Foreign financial institution” generally means any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. If the payee is a foreign financial institution that is not exempt under the administrative guidance or an intergovernmental agreement or not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of foregoing requirements, be required to report such information to their home jurisdiction.   Prospective investors should consult their tax advisors regarding this legislation. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees.

State, Local and Non-U.S. Taxes

We and/or holders of our stock or debt securities may be subject to state, local and non-U.S. taxation in various state or local or non-U.S. jurisdictions, including those in which we or they transact business or reside. In particular, as of the date of this registration statement, we own assets in Puerto Rico, where we are subject to tax. The non-U.S., state and local tax treatment of us and of holders of our stock or debt securities may not conform to the U.S. federal income tax considerations discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the effect of state, local and non-U.S. tax laws on an investment in our common shares, preferred shares or debt securities.
Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders and debt holders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common shares, preferred shares or debt securities.
YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU WITH RESPECT TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, PREFERRED SHARES AND/OR DEBT SECURITIES, INCLUDING ANY U.S. STATE AND LOCAL TAX (INCLUDING TRANSFER TAX), AND NON-U.S. TAX CONSEQUENCES.

PLAN OF DISTRIBUTION
Sales by Us
Urban Edge Properties and Urban Edge Properties LP may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Urban Edge Properties’ common shares or preferred shares may be issued upon conversion of debt securities of Urban Edge Properties or in exchange for debt securities of Urban Edge Properties LP. The securities that Urban Edge Properties and Urban Edge Properties LP distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.
Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. Urban Edge Properties and Urban Edge Properties LP have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Urban Edge Properties and Urban Edge Properties LP also may, from time to time, authorize dealers, acting as Urban Edge Properties’ or Urban Edge Properties LP’s agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from Urban Edge Properties or Urban Edge Properties LP in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.
Any underwriting compensation paid by Urban Edge Properties or Urban Edge Properties LP to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with Urban Edge Properties or Urban Edge Properties LP, to indemnification against and contribution toward certain civil liabilities, including any liabilities under the applicable securities laws.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Urban Edge Properties or Urban Edge Properties LP for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.
In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Urban Edge Properties, Urban Edge Properties LP and their affiliates in the ordinary course of business for which they may receive customary fees and expenses.
Sales by Selling Security Holders
The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
•an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;
•ordinary brokerage transactions and transactions in which the broker solicits purchases;
•an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;
•privately negotiated transactions, directly or through agents;
•short sales;
•through the writing of options on the securities, whether or the options are listed on an options exchange;
•through the distribution of the securities by any security holders to its partners, members or stockholders;
•one or more underwritten offerings;
•agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and
•any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.
We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.
We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•the aggregate number of securities to be sold;
•the purchase price;
•the public offering price;
•if applicable, the names of any underwriter, agent or broker-dealer; and
•any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).
If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP.

EXPERTS

The financial statements of Urban Edge Properties as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of Urban Edge Properties’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements of Urban Edge Properties LP as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of Urban Edge Properties LP’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

URBAN EDGE PROPERTIES
Debt Securities
Common Shares
Preferred Shares
Depositary Shares

URBAN EDGE PROPERTIES LP
Debt Securities
Guarantees

PROSPECTUS